Exhibit 99.1
ACADIA Pharmaceuticals Reports
First Quarter 2016 Financial Results

SAN DIEGO, CA May 5, 2016 – ACADIA Pharmaceuticals Inc. (NASDAQ: ACAD), a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders, today announced its unaudited financial results for the first quarter ended March 31, 2016.

“We are very excited about the recent FDA approval of NUPLAZIDTM, the first and only drug approved for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis,” said Steve Davis, ACADIA’s President and Chief Executive Officer. “Parkinson’s psychosis tends to strike in the more advanced stages of Parkinson’s disease – at a time when patients are often experiencing significant challenges in controlling their motor symptoms such as tremor, slow movement and muscle rigidity. For the first time, physicians will have a drug to treat hallucinations and delusions without worsening motor function in Parkinson’s psychosis patients. We look forward to making NUPLAZID available to physicians and patients in June.”

ACADIA reported a net loss of $49.8 million, or $0.45 per common share, for the first quarter of 2016 compared to a net loss of $40.4 million, or $0.40 per common share, for the first quarter of 2015. The net losses for the first quarters of 2016 and 2015 included $12.0 million and $14.5 million, respectively, in non-cash stock-based compensation expense. At March 31, 2016, ACADIA’s cash, cash equivalents and investment securities totaled $457.2 million, compared to $215.1 million at December 31, 2015.

Research and development expenses increased to $22.8 million for the first quarter of 2016, including $4.4 million in stock-based compensation expense, from $16.3 million for the comparable quarter of 2015, including $2.4 million in stock-based compensation expense. This increase was due to an increase in personnel and related costs of $4.8 million associated with ACADIA’s expanded research and development organization and an increase of $1.7 million in external service costs. The increase in external service costs was primarily due to increased costs in connection with the FDA’s Psychopharmacologic Drugs Advisory Committee meeting that occurred in March 2016 and increased costs related to the development of pimavanserin in additional indications other than in Parkinson’s disease psychosis, largely offset by pimavanserin manufacturing development costs incurred in the first quarter of 2015 not incurred in the first quarter of 2016.

General and administrative expenses increased to $27.5 million for the first quarter of 2016, including $7.6 million in stock-based compensation expense, from $24.3 million for the comparable quarter of 2015, including $12.2 million in stock-based compensation expense. This increase was due to an increase of $4.8 million in external service costs offset by a decrease of $1.6 million in personnel and related costs and stock-based compensation expense. The decrease in personnel costs and stock-based compensation expense was driven by a one-time expense of $9.6 million incurred in the first quarter of 2015 in connection with the retirement of ACADIA’s former Chief Executive Officer, including $9.0 million of stock-based compensation expense. Excluding these one-time costs, the increases in personnel costs and external service costs were largely related to ACADIA’s commercial preparations for the upcoming launch of NUPLAZID.

Conference Call and Webcast Information
ACADIA management will review its first quarter financial results and operations via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 844-821-1109 for participants in the U.S. or Canada and 830-865-2550 for international callers (reference passcode 5151879).  A telephone replay of the conference call may be accessed through May 19, 2016 by dialing 855-859-2056 for callers in the U.S. or Canada and 404-537-3406 for international callers (reference passcode 5151879). The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until May 19, 2016.

About NUPLAZIDTM (pimavanserin)
NUPLAZID is the first FDA-approved treatment for hallucinations and delusions associated with Parkinson’s disease psychosis. NUPLAZID is a non-dopaminergic, selective serotonin inverse agonist preferentially targeting 5-HT2A receptors that are thought to play an important role in Parkinson’s disease psychosis. NUPLAZID is an oral medicine taken once a day with a recommended dose of 34 mg (two 17 mg tablets). ACADIA discovered this new chemical entity and holds worldwide rights to develop and commercialize NUPLAZID.

About ACADIA Pharmaceuticals
ACADIA is a biopharmaceutical company focused on the development and commercialization of innovative medicines to address unmet medical needs in central nervous system disorders. ACADIA maintains a website at www.acadia-pharm.com to which we regularly post copies of our press releases as well as additional information and through which interested parties can subscribe to receive e-mail alerts.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the benefits to be derived from  NUPLAZID (pimavanserin); and ACADIA’s plans to make NUPLAZID commercially available in the United States, including the timing thereof. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development, and commercialization, whether NUPLAZID receives adequate reimbursement from third-party payors, ACADIA’s ability to establish an adequate specialty pharmacy network to distribute NUPLAZID, the degree to which NUPLAZID receives acceptance from patients and physicians for its approved indication, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2015 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2016	2015

Revenues
Collaborative revenues	$4	$4

Operating expenses
Research and development	22,775	16,295
General and administrative	27,491	24,261
Total operating expenses	50,266	40,556
Loss from operations	(50,262)	(40,552)
Interest income, net	500	177
Net loss	$(49,762)	$(40,375)
Net loss per common share, basic and diluted	$(0.45)	$(0.40)
Weighted average common shares outstanding, basic and diluted	111,346	100,197

ACADIA PHARMACEUTICALS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	March 31, 2016	December 31, 2015

Assets
Cash, cash equivalents and investment securities	$457,243	$215,132
Prepaid expenses, receivables and other current assets	5,109	3,857
Total current assets	462,352	218,989
Restricted cash	375	375
Other non-current assets	3,863	2,532
Total assets	$466,590	$221,896
Liabilities and stockholders’ equity
Total liabilities	$21,339	$22,134
Stockholders’ equity	445,251	199,762
Total liabilities and stockholders’ equity	$466,590	$221,896

Important Safety Information and Indication for NUPLAZID (pimavanserin) tablets

WARNING: INCREASED MORTALITY IN ELDERLY PATIENTS WITH DEMENTIA-RELATED PSYCHOSIS
Elderly patients with dementia-related psychosis treated with antipsychotic drugs are at an increased risk of death. NUPLAZID is not approved for the treatment of patients with dementia-related psychosis unrelated to the hallucinations and delusions associated with Parkinson’s disease psychosis.

NUPLAZID is an atypical antipsychotic indicated for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis.

QT Interval Prolongation: NUPLAZID prolongs the QT interval. The use of NUPLAZID should be avoided in patients with known QT prolongation or in combination with other drugs known to prolong QT interval including Class 1A antiarrhythmics or Class 3 antiarrhythmics, certain antipsychotic medications, and certain antibiotics. NUPLAZID should also be avoided in patients with a history of cardiac arrhythmias, as well as other circumstances that may increase the risk of the occurrence of torsade de pointes and/or sudden death, including symptomatic bradycardia, hypokalemia or hypomagnesemia, and presence of congenital prolongation of the QT interval.

Adverse Reactions: The most common adverse reactions (≥2% for NUPLAZID and greater than placebo) were peripheral edema (7% vs 2%), nausea (7% vs 4%), confusional state (6% vs 3%), hallucination (5% vs 3%), constipation (4% vs 3%), and gait disturbance (2% vs <1%).

Drug Interactions: Strong CYP3A4 inhibitors (eg, ketoconazole) increase NUPLAZID concentrations. Reduce the NUPLAZID dose by one-half.

Strong CYP3A4 inducers may reduce NUPLAZID exposure, monitor for reduced efficacy. Increase in NUPLAZID dosage may be needed.

Renal Impairment: No dosage adjustment for NUPLAZID is needed in patients with mild to moderate renal impairment. Use of NUPLAZID is not recommended in patients with severe renal impairment.

Hepatic Impairment: Use of NUPLAZID is not recommended in patients with hepatic impairment. NUPLAZID has not been evaluated in this patient population.

Pediatric Use: Safety and efficacy have not been established in pediatric patients.

Dosage and Administration:  Recommended dose: 34 mg per day, taken orally as two 17 mg tablets once daily, without titration.

Investor Contact:
ACADIA Pharmaceuticals Inc.
Lisa Barthelemy
(858) 558-2871

Media Contact:
Taft and Partners
Ted Deutsch
(609) 578-8765
ted@taftandpartners.com